Exhibit 99.1

SUBSCRIPTION AGREEMENT

ROCHDALE MINING CORP.
Unit 321-255 Newport Drive
Port Moody, British Columbia
Canada V3H 5H1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of ROCHDALE MINING CORP. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. David Rambaran solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Rambaran.

MAKE CHECK PAYABLE TO: ROCHDALE MINING CORP.

Executed this _____ day of ___________________, 2005.

________________________________	________________________________
Signature of Purchaser

________________________________
Address of Purchaser

________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: ________________

ROCHDALE MINING CORP.

By:	_______________________________

Title:	_______________________________